Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	JOHN P. NELSON
PRESIDENT
(515) 232-6251

July 10, 2020

AMES NATIONAL CORPORATION DECLARED CASH DIVIDEND

AMES, IOWA – On July 8, 2020 Ames National Corporation (the “Company”) declared a cash dividend of $0.25 per common share. The dividend is payable August 14, 2020, to shareholders of record at the close of business on July 31, 2020.

Ames National Corporation is listed on the NASDAQ Capital Market under the ticker symbol, ATLO. The Company’s affiliate banks include: First National Bank, Ames, Iowa; Boone Bank & Trust Co., Boone, Iowa; State Bank & Trust Co., Nevada, Iowa; Iowa State Savings Bank, Creston, Iowa; Reliance State Bank, Story City, Iowa; and United Bank & Trust NA, Marshalltown, Iowa. Additional information about the Company can be found at www.amesnational.com.